SOFTWARE DEVELOPMENT
                                      AND
                            COMPUTER USAGE AGREEMENT




         This AGREEMENT is made and entered into as of this 12th day of May 1995, by and between AVESlS INCORPORATED (hereinafter, "Avesis"), a Delaware corporation, maintaining its principal place of business at 100 West Clarendon Avenue, Suite 2300, Phoenix, Arizona, 85013, and NATIONAL COMPUTER SERVICES, INC. (hereinafter, "National"), a Maryland corporation maintaining its principal place of business at 11460 Cronridge Drive, Suite 118, Owings Mills, Maryland, 21117.


         1. TERM: This agreement shall be in effect for a period of 5 years from the date of its acceptance by National. Thereafter, should either party hereto desire to terminate or modify any provision herein as of the termination date, said party shall notify the other of its desire for such termination or modification in writing at least 60 days prior to such termination date. Failing such notice, this Agreement shall automatically renew itself for one year terms and continue in full force and effect from term to term thereafter unless either party hereto shall notify the other of its desire for such changes not later than 60 days prior to the anniversary of any renewal date. Either party may terminate this agreement for cause at any time by giving 30 days written notice and opportunity to cure.


         2. COMPUTER OPERATIONS: National will provide computer usage services to Avesis. A fee for Services in the amount of $2,500 will be paid to National each month. The computer will be available 7 days a week, 24 hours a day except time for scheduled backup. National will not be responsible to Avesis for delays or failure in performance caused by events beyond National's control including but not limited to fire, strikes, floods, utility failure, war and other disasters. National agrees:
              (a) To back up the Avesis database and all programs and secure off site to prevent any loss of data due to any catastrophe.
              (b) To maintain a security system within the database so that each user can access only those records in the common databases that pertain to that specific user's business requirements and needs.

         3. PROGRAMMING: National will provide programming services as needed to meet the requirements of Avesis in accordance with the specifications and schedule set forth on Exhibit "A". National will bill for these services monthly on a time and expenses basis as work is performed. National's total fee for developing the vision, dental and hearing claims, eligibility, and reporting systems and providing complete documentation for all software as mutually agreed, will not exceed $250,000 without the written approval from Avesis Board of Directors. National will be free to use all ideas, concepts, know-how and techniques related to data processing and computer programs in its own behalf during the course of this agreement, subject to the provisions of Sections 11 and 12 of this agreement.


         4. IT IS EXPRESSLY AGREED AND UNDERSTOOD THAT: The fee payable to National hereunder includes and shall cover all of the services set forth in this agreement and there will be no additional charges whatsoever to Avesis for changes to the case system required by programming errors. National agrees to provide reasonable documentation for its fees and expenses to Avesis upon request.


         5. WARRANTY: In the event of an error or omission by National in connection with the services to be performed hereunder by National which is the proximate cause of damages or loss to Avesis, National will either (a) rerun the work correctly at no extra cost to Avesis, or (b) credit Avesis' account for the improper work. This election shall be determined jointly by Avesis and National. National warrants that all software developed for Avesis will be National's original work and will not incorporate any material created by or belonging to others.

         6. MAINTENANCE: National agrees to pay for maintenance of all computer equipment, workstations, PC's and printers located in National's office. Likewise, Avesis agrees to pay for maintenance on all computer equipment, workstations, PC's and printers located at Avesis' office.

         7. COMPUTER SUPPLIES AND EQUIPMENT: National agrees to pay for all data processing equipment, workstations, PC's, software products, etc. and any necessary computer supplies such as green bar stock paper, computer tapes and printer ribbons used in National's operations. Likewise, Avesis agrees to pay for all data processing equipment, workstations, PC's, software products, etc. and any necessary computer supplies such as green bar stock paper, computer tapes and printer ribbons used in Avesis' operations.

         8. OUT-OF-POCKET EXPENSES: Any out-of-pocket expenses such as long distance telephone calls, travel or any other out-of-pocket expenses made by National in conjunction with services provided to Avesis shall be billed back to Avesis each month.


         9. INSURANCE: Avesis will be responsible for maintaining all insurance on equipment located in its office. National will be responsible for maintaining all insurance for equipment located in its office.


         10. WAIVER OF AGREEMENT: A term of condition of this Agreement can be waived as modified only by written consent by both parties.


         11. CONFlDENTlALlTY: National agrees that it will not disclose any proprietary information, knowledge or data of Avesis obtained in connection with this Agreement except as authorized by Avesis in writing.


         12. OWNERSHIP AND LICENSE: All of the information, data and contents of data bases and reports developed and compiled by National for Avesis pursuant to this agreement shall be the property of Avesis, and shall be delivered to Avesis promptly whenever requested by Avesis and upon the termination or expiration of this agreement. The software, programs and related documentation developed by National for Avesis pursuant to this agreement Shall be owned by National. National hereby grants to Avesis and its successors and assigns, without further compensation, an irrevocable, perpetual license to use all such software, programs and related documentation in any manner and at any place and time. Copies of the software, programs and related documentation, including without limitation the source code, shall be delivered to Avesis promptly whenever requested by Avesis and upon the termination or expiration of this agreement . National further agrees that while this agreement is in effect, the license granted to Avesis shall be exclusive, and National will not market, sell, license or provide any of the software, programs or documentation developed for Avesis pursuant to this agreement to any other person or entity.



   This Agreement will be governed by the laws of the State of Maryland:





            NATIONAL ACKNOWLEDGES THAT THIS AGREEMENT HAS BEEN READ AND UNDERSTOOD, AND AGREES TO BE BOUND BY ITS TERMS AND FURTHER AGREES THAT IT IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN PARTIES, WHICH SUPERSEDES ALL PROPOSALS ORAL OR WRITTEN AND ALL OTHER COMMUNICATIONS BETWEEN THE PARTIES RELATING TO THE SUBJECT OF THIS AGREEMENT.










        AVESIS INCORPORATED                  NATIONAL COMPUTER SERVICES, lNC.

By:    /s/ Mark L. Smith                  By:  /s/ Frank Cappadora
    ---------------------------------        ---------------------------------
           Mark L. Smith                           Frank Cappadora

Title:     CFO                            Title:    CEO
      -------------------------------         --------------------------------

Date:     5/12/95                         Date:   5/12/95
     --------------------------------         --------------------------------